EXHIBIT 11.1

                   APACHE CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER SHARE
                 (In thousands, except per share data)

                                       	For the Quarter Ended	   For the Nine Months
                                            	September 30,	           September 30,
                                          --------------------	   ---------------------
                                             	1997	     1996	        1997	      1996
                                           	--------  	--------    	-------	   --------
Weighted Average Calculation:
-----------------------------

Net income	                               $	  30,785	  $	30,137	   $	109,408	  $	70,229
                                          		========	 	========	   	========	  	========

Weighted average common shares outstanding	  	90,396   		89,860     		90,276	   	84,360
                                        	  	========	 	========	   	========	  	========

Net income per share,
  based on weighted average
  common shares outstanding	              $    	.34   	$   	.34	   $   	1.21	  $   	.83
                                          		======== 		========   		========	  	========


Primary Calculation:
--------------------

Net income	                               $ 	30,785	   $	30,137 	   $	109,408	  $	 70,229
Assumed conversion of
  3.93-percent convertible notes	              	531	       	531 	      	1,568	     	1,583
                                         		--------   		--------		  --------	  	--------

Net income, as adjusted	                  $ 	31,316	   $ 30,668 	   $	110,976	  $	 71,812
                                        		========	   	========	   	========	  	========

Common Stock Equivalents:

Weighted average common shares outstanding   90,396    		89,860		     90,276	     	84,360

Stock options, using the treasury stock
  method                                      		929		       712	        	544	        	451

Assumed conversion of 3.93-percent
  convertible notes	                         	2,778     		2,778	      	2,778		      2,778
                                         		--------	  	--------	   	--------	    	--------

                                           		94,103	    	93,350	     	93,598		     87,589
                                         		========	  	========	   	========	   	========

Primary net income per common share       	$   	.33*	  $   	.33*	   $  	1.19	    $	   .82*
                                         		========  		========	   	========	   	========

                    APACHE CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER SHARE
                  (In thousands, except per share data)

                               EXHIBIT 11.1
                               (Continued)

                                      	For the Quarter Ended	 For the Nine Months Ended
                                           	September 30,	         September 30,
                                          ------------------	  -------------------
                                            	1997	    1996	       1997	      1996
                                         	-------  	-------	     -------   	-------
Fully-Diluted Calculation:
--------------------------

Net income	                              $ 	30,785	$ 	30,137	  $	109,408	$ 	70,229

Assumed conversion of:
	3.93-percent convertible notes		              531	     	531	     	1,568	   	1,583
	6-percent convertible
		subordinated debentures		                  1,738	   	1,738	     	5,125     	 	--
                                       			-------  	--------	   	--------		--------

Net income, as adjusted	                  $	33,054	 $	32,406	  $	116,101	$ 	71,812
                                      				======== 	========		  ========		========

Common Stock Equivalents:

Weighted average common
	shares outstanding		                       90,396  		89,860	    	90,276	  	84,360

Stock options, using the treasury
	stock method 		                             1,299     		712	       	958		     494

Assumed conversion of 3.93-percent
	convertible notes		                         2,778	   	2,778	     	2,778	    	2,778

Assumed conversion of six-percent
	convertible subordinated debentures       		5,623		   5,623		     5,623	       	--
                                        			--------		--------  		--------		--------
                                       				100,096	  	98,973	    	99,635	  	  87,632
                                       			========= 	========		  ========		========

Fully diluted net income per
	common share 	                            $  	.33	  $  	.33*	   $  	1.17	 $   	.82*
                                        			=======	 	========    	========		========

Note:	The assumed conversion of the six-percent convertible subordinated debentures was anti-dilutive for the nine month period ended September 30, 1996.

*	The primary and fully diluted net per common share amounts for the indicated
periods reflect dilution of less than three percent.  As a result, the amounts reported in the consolidated statement of income are based upon weighted average shares outstanding.